Exhibit (a)(1)(E)

WITHDRAWAL LETTER
Regarding the Common Stock
of
SILA REALTY TRUST, INC.
Tendered Pursuant to the Offer
Dated June 13, 2024
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON JULY 19, 2024 UNLESS THE OFFER IS
EXTENDED OR WITHDRAWN
(SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”
OR THE “EXPIRATION TIME”).

YOU MAY WITHDRAW TENDERED SHARES AT ANY TIME PRIOR TO THE
EXPIRATION TIME EITHER: (1) THROUGH THE SECURED, ONLINE PORTAL AT SILAREALTYTRUSTDUTCHAUCTION.COMPUTERSHARECAS.COM OR
(2) BY PROPERLY SUBMITTING AND DELIVERING THE WITHDRAWAL LETTER BELOW;
PROVIDED, HOWEVER, YOU MAY ONLY WITHDRAW YOUR SHARES BY THE SAME METHOD YOU USED TO TENDER YOUR SHARES.

NO SHARES WILL BE ACCEPTED BEFORE THE OFFER EXPIRES.
Complete this Withdrawal Letter and deliver to the address below. This Withdrawal Letter must be delivered via (i) certified mail return receipt requested, or (ii) a delivery service, such as FedEx or UPS, that provides confirmation of date and time of delivery or (iii) U.S. mail. Please note that the Withdrawal Letter delivered via a U.S. mail or overnight courier service may not be received in time. You may instead withdraw your shares electronically through the Company’s secured, online portal, but only if you used the online portal to tender such shares.
By Mail:
Computershare Trust Company
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
By All Trackable Mail Including Overnight Delivery:
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021

If you have any questions or need assistance in completing the Withdrawal Letter, please contact Georgeson LLC, the Information Agent for the Offer, by telephone at (866) 643-7359.

Sila Realty Trust, Inc.—Withdrawal Letter
Ladies and Gentlemen:
The undersigned wishes to withdraw the tender of its shares of the Company’s common stock, par value $0.01 per share (“Shares” or
“Common Stock”), in Sila Realty Trust, Inc. (“the “Company”), or the tender of a portion of such Shares, for repurchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal for:
Account .
Select which amount of shares you wish to tender (check one box)
☐ Withdraw all shares tendered.
☐ Withdraw only Shares.
AUTHORIZATION TO WITHDRAW TENDER REQUEST
The undersigned recognizes that upon the submission on a timely basis of this Withdrawal Letter, properly executed, the Shares previously tendered (or the portion of such Shares noted above) will not be repurchased by the Company upon expiration of the offer described above.

Name (Please Print)    SSN/TIN
Name (Please Print)    SSN/TIN
Signature & Date—Stockholder
Signature & Date—Co-Stockholder(s)